UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549

                         FORM 8-K/A

                      (AMENDMENT NO. 1)

                       CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange
                              Act of 1934


Date of Report (Date of earliest event reported):  October 9, 1996


                          AMERISTAR CASINOS, INC.
   (Exact name of registrant as specified in its charter)


       Nevada               0-22494              88-0304799
  (State or other       (Commission File        (IRS Employer
  jurisdiction of           Number)             Identification
  incorporation or                                 Number)
   organization)


                       P.O. Box 92200
                  Henderson, Nevada  89009
    (Address of principal executive offices and Zip Code)


                        (702) 737-0777
      (Registrant's telephone number, including area code)

      EXPLANATORY NOTE. On October 9, 1996, Gem Gaming, Inc. ("Gem"), a Nevada corporation, was merged with and
into Ameristar   Casino  Las  Vegas,  Inc.  ("ACLVI"),   a
Nevada corporation and a wholly owned subsidiary of Ameristar Casinos, Inc. (the "Company"). The merger of Gem into ACLVI (the "Merger") was consummated pursuant to a Merger Agreement originally entered into as of May 31, 1996, among the Company, ACLVI, Gem and Gem's stockholders, and amended as of July 2, 1996 and on October 2, 1996 effective as of September 27, 1996.

       On October 24, 1996, the Company filed with the Securities and Exchange Commission (the "Commission") a Report on Form 8-K (the "Initial 8-K Report") with respect to the Merger and the resulting acquisition of assets, which include The Reserve Hotel & Casino under development in Henderson, Nevada. Pursuant to clause (a)(4) of Item 7 of Form 8-K, the Initial 8-K Report did not include the historical Gem financial statements and the pro forma financial information of the Company (the "Financial Information") and instead contained an undertaking to file the Financial Information with the Commission in an amendment to the Initial 8-K Report as soon as practicable, but not later than December 23, 1996. This amendment is being filed for the purpose of satisfying the Company's undertaking to file the Financial Information, and this amendment should be read in conjunction with the Initial 8-K Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
    (a) Financial Statements of the Businesses Acquired. The balance sheets of Gem as of December 31, 1994 and 1995 and as of October 8, 1996, and the related statements of operations, stockholders' equity and cash flows for the period from Gem's inception (March 9, 1994) to December 31, 1994, for the year ended December 31, 1995 and for the period from January 1, 1996 to October 8, 1996, and cummulative for the period from inception to October 8, 1996, together with the related notes and audit report of Arthur Andersen LLP, are set forth below.

     (b)  Pro Forma Financial Information.
          Set forth below are the following unaudited pro forma financial statements:
          1.   Introduction to Pro Forma Financial Statements.

          2.   Pro Forma Balance Sheet of the Company as of
               September 30, 1996.

          3. Pro Forma Statement of Income of the Company for the Nine Months Ended September 30, 1996.

          4. Pro Forma Statement of Income of the Company for the Year Ended December 31, 1995.

          5.   Notes to Pro Forma Financial Statements.

     (c)  Exhibits.

          23.1 Consent of Arthur Andersen LLP.

Item 7.(a)     Financial Statements of the Businesses Acquired.





          REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
    Ameristar Casinos, Inc.:

We have audited the accompanying balance sheets of GEM GAMING, INC. (a Nevada corporation in the development stage, the "Company") as of December 31, 1994 and 1995 and October 8,
1996; the related statements of operations, stockholders' equity and cash flows for the period from inception (March 9, 1994) to December 31, 1994, for the year ended December 31,
1995 and for the period from January 1, 1996 to October 8, 1996; and the cumulative statements of operations and cash flows for the period from inception to October 8, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gem Gaming, Inc. as of December 31, 1994 and 1995 and October 8, 1996; the results of its operations and its cash flows for the period from inception to December 31, 1994, for the year ended December 31, 1995 and for the period from January 1, 1996 to October 8, 1996; and the cumulative results of its operations and its cash flows for the period from inception to October 8, 1996, in conformity with generally accepted accounting principles.




                                ARTHUR ANDERSEN LLP
Las Vegas, Nevada
November 15, 1996

                        GEM GAMING, INC.
              (A Development Stage Enterprise)

                        BALANCE SHEETS

                            ASSETS

                                        December 31,        October 8,
                                  -----------------------
                                      1994       1995          1996
                                  ---------- ------------  -----------
CURRENT ASSETS:
  Cash and cash equivalents       $5,246,000 $  3,537,000  $    20,000
  Notes receivable                 3,200,000         -            -
  Interest receivable                 24,000         -            -
  Marketable securities available
     for sale                           -       1,803,000         -
  Receivable from majority
     stockholder                        -            -         126,000
                                  ----------   ----------     --------
                                   8,470,000    5,340,000      146,000
                                  ----------   ----------     --------
PROPERTY AND EQUIPMENT:
  Land                                  -       5,052,000    5,052,000
  Construction in progress              -       1,185,000   19,526,000
                                  ----------   ----------  -----------
                                        -       6,237,000   24,578,000
                                  ----------   ----------  -----------

PREOPENING COSTS AND OTHER ASSETS    733,000      278,000    1,873,000
                                  ----------  -----------  -----------
                                  $9,203,000  $11,855,000  $26,597,000
                                  ==========  ===========  ===========

             LIABILITIES AND STOCKHOLDERS'  EQUITY

CURRENT LIABILITIES:
  Accounts payable                $   45,000  $      -     $    12,000
  Construction contracts payable        -         102,000    2,289,000
  Accrued liabilities                   -            -         133,000
  Current obligations under
     capital lease                      -            -         189,000
                                  ----------   ----------   ----------
                                      45,000      102,000    2,623,000
OBLIGATIONS UNDER CAPITAL LEASE,
   net of current maturities            -            -       1,151,000
LONG-TERM DEBT                          -            -      11,400,000
                                 -----------   ----------  -----------
                                      45,000      102,000   15,174,000
                                 -----------   ----------  -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock - no par or
     stated value; Authorized -
     10,000 shares; Issued and
     outstanding:  100, 5,000
     and 4,900 shares,
     respectively                     1,000   12,249,000    12,249,000
  Retained earnings (accumulated
     deficit) during the
     development stage            9,157,000      862,000      (826,000)
  Unrealized holding loss on
      marketable securities             -     (1,358,000)         -
                                 ----------  -----------   -----------
                                  9,158,000   11,753,000    11,423,000
                                 ----------  -----------   -----------
                                 $9,203,000  $11,855,000   $26,597,000
                                 ==========  ===========   ===========

The accompanying notes are an integral part of these statements.

                        GEM GAMING, INC.
               (A Development Stage Enterprise)

                   STATEMENTS OF OPERATIONS

                         Inception                                 Cumulative
                         (March 9,     January 1,       January 1,      From
                           1994)         1995             1996       Inception
                         Through       Through          Through       Through
                        December 31,  December 31,      October 8,   October 8,
                           1994          1995             1996          1996

INCOME:
  Sale of interest in
     Mesquite Project  $8,933,000      $              $      -     $ 8,933,000
  Interest income         291,000        221,000           24,000      536,000
  Dividend income            -           142,000            3,000      145,000
  Gain (loss) on sale
  of marketable
  securities                 -           490,000       (1,600,000)  (1,110,000)
                       ----------      ---------      -----------   ----------
                        9,224,000        853,000       (1,573,000)   8,504,000
                       ----------      ---------      -----------   ----------

EXPENSES:
   General and
      administrative       66,000        256,000             -         322,000
                       ----------    -----------      -----------   ----------
     Net income (loss) $9,158,000    $   597,000      $(1,573,000)  $8,182,000
                       ==========    ===========      ===========   ==========

The accompanying notes are an integral part of these statements.

                          GEM GAMING, INC.

                  (A Development Stage Enterprise)

                  STATEMENTS OF STOCKHOLDERS' EQUITY

                                               Retained
                                               Earnings
                                             (Accumulated  Unrealized
                                                Deficit)     Holding
                                              during the    Loss on
                          Common Stock       Development   Marketable
                     Shares      Amount          Stage     Securities     Total
                     ------   ------------    ----------   ---------- ----------
Stock issued at
  inception for cash
   March 9, 1994       100    $      1,000    $       -    $       -  $    1,000

Net income from
 inception to
   December 31, 1994    -             -        9,158,000           -   9,158,000

Distributions           -             -           (1,000)          -      (1,000)
                    ------    -------------  ------------   ---------- -----------
  Balance,
  December 31, 1994    100           1,000      9,157,000          -   9,158,000

Stock issued
  April 12, 1995
  to officers         250           256,000             -         -      256,000

Stock issued
  April 12, 1995 for
  marketable
  securities received
       July 3, 1995   250         6,940,000             -         -    6,940,000

Stock issued
  April 12, 1995 for
  land received
  October 16, 1995  4,400          5,052,000            -        -     5,052,000

Net income for
  the year ended
  December 31, 1995   -                 -            597,000     -       597,000

Unrealized holding
  loss on marketable
  securities          -                 -             -    (1,358,000)(1,358,000)

Distributions         -                 -         (8,892,000)    -    (8,892,000)
                   ------       ------------     ----------- ---------- -----------
 Balance,
 December 31, 1995  5,000         12,249,000         862,000(1,358,000)11,753,000

Net loss for the
  period from
  January 1, 1996
  to October 8, 1996  -                 -         (1,573,000)     -    (1,573,000)

Realization of
  previously
  unrealized
  holding loss        -                 -               -    1,358,000  1,358,000

Forfeiture of shares
  held by officer   (100)               -               -         -         -

Distributions         -                 -           (115,000)     -      (115,000)
                   -----      --------------     ----------- ---------  ---------
Balance,
  October 8, 1996  4,900       $  12,249,000     $  (826,000) $   -   $11,423,000
                   =====       =============     ===========  ======= ==========


 The accompanying notes are an integral part of these statements.

                        GEM GAMING, INC.
                (A Development Stage Enterprise)

                    STATEMENTS OF CASH FLOWS

                               Inception                                  Cumulative
                               (March 9,        January 1,   January 1,     from
                                1994)             1995         1996       Inception
                               Through           Through     Through       Through
                              December 31,     December 31,  October 8,   October 8,
                                 1994             1995         1996         1996
                              -----------       ----------     -----------   -----------
CASH FLOWS FROM OPERATING
ACTIVITIES:
 Net income (loss)            $9,158,000     $  597,000     $(1,573,000)  $ 8,182,000
  Reconciliation of net
   income (loss) to net cash
   provided by operating
   activities:
     Loss (gain) on sale of
     marketable securities          -          (490,000)      1,600,000     1,110,000
     Employment services
      provided in
      consideration for the
      issuance of common
      stock                         -            256,000           -          256,000
     Warrant received          (733,000)            -              -         (733,000)
     Change in assets and
      liabilities due to
      operating activities:
       Notes receivable      (3,200,000)       3,200,000           -             -
       Interest receivable      (24,000)          24,000           -             -
       Receivable from
       majority stockholder        -                -          (126,000)     (126,000)
       Accounts payable          45,000          (45,000)        12,000        12,000
       Accrued liabilities         -                -           133,000       133,000
                             ----------      -----------    -----------    ----------
     Net cash provided by
      operating activities    5,246,000        3,542,000         46,000     8,834,000
                             ----------      -----------    -----------    ----------
CASH FLOWS FROM INVESTING
ACTIVITIES:
 Proceeds from the sale of
 marketable securities             -           4,262,000      1,560,000     5,822,000
 Capital expenditures              -          (1,092,000)   (14,886,000)  (15,978,000)
 Preopening costs                  -            (262,000)    (1,522,000)   (1,784,000)
     Net cash provided by
      (used in) investing
      activities                   -           2,908,000    (14,848,000)  (11,940,000)
                             -----------      ----------    -----------   -----------
CASH FLOWS FROM FINANCING
ACTIVITIES:
 Proceeds from the issuance
  of stock                        1,000             -              -        1,000
 Proceeds from issuance of
 long-term debt                    -                -        11,400,000    11,400,000
 Distributions paid              (1,000)      (8,159,000)      (115,000)   (8,275,000)
                             ----------      -----------    -----------   -----------
     Net cash provided by
      (used in) financing
      activities                   -          (8,159,000)    11,285,000     3,126,000
                             ----------      -----------    -----------   -----------
NET INCREASE (DECREASE) IN
CASH                          5,246,000       (1,709,000)   (3,517,000)        20,000

CASH, beginning of period          -           5,246,000     3,537,000           -
                             ----------      -----------    ----------    -----------
CASH, end of period          $5,246,000      $ 3,537,000    $   20,000      $  20,000
                             ==========      ===========    ==========    ===========

                        GEM GAMING, INC.
                (A Development Stage Enterprise)

              STATEMENTS OF CASH FLOWS (continued)

                               Inception                                    Cumulative
                               (March 9,     January 1,    January 1,          from
                                 1994)         1995          1996            Inception
                               Through        Through       Through             Through
                               December 31,  December 31,  October 8,       October 8,
                                  1994          1995         1996             1996
                               ------------  ------------  ----------       -----------
SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION--
     Interest and dividends
     received                  $ 267,000    $  387,000     $    -           $  654,000
                               =========    ==========     ==========       ==========
     Non-cash investing and
     financing activities:

       Construction in
         progress included in
         construction
         contracts payable    $    -        $    93,000     $2,217,000      $ 2,217,000
                              ==========    ===========     ==========      ===========
       Construction in
         progress incurred
         through a capital
         lease                $    -        $      -         $1,340,000     $1,340,000
                              ==========    ===========      ==========     ==========
       Capitalized preopening
         costs included in
         construction
         contracts payable    $    -        $     9,000      $   72,000     $   72,000
                              ==========    ===========      ==========     ==========
       Land contributed by
         shareholder in
         exchange for shares
         of common stock      $    -        $ 5,052,000      $     -        $5,052,000
                              ==========    ===========      ==========     ==========
       Marketable securities
         contributed by
         shareholder in
         exchange for shares
         of common stock      $    -        $ 6,940,000      $     -        $6,940,000
                              ==========    ===========      ==========     ==========
       Warrant received in
         consideration for
         covenant not to
         compete              $ 733,000     $      -         $     -        $     -
                              =========     ===========      ==========     ==========
       Distribution of
         warrant received in
         consideration for
         covenant not to
         compete              $   -         $   733,000      $     -       $      -
                              =========     ===========      ===========   ===========




The accompanying notes are an integral part of these statements.

                        GEM GAMING, INC.
               (A Development Stage Enterprise)

                  NOTES TO FINANCIAL STATEMENT
                        October 8, 1996

1.ORGANIZATION AND BUSINESS
Gem Gaming, Inc. (the "Company") was incorporated on March 9, 1994, in the State of Nevada for the purpose of pursuing the development, acquisition or management of gaming opportunities in existing and emerging gaming jurisdictions.
In March, 1994, the Company became involved in the preliminary development of a hotel and casino project located in Mesquite, Nevada (the "Mesquite Project"). Gem Mesquite, Ltd. ("GML"), an entity in which Steven W. Rebeil, the majority stockholder of the Company (the "Majority Stockholder") holds a 90 percent interest, purchased the land underlying the proposed Mesquite Project from an unrelated party in exchange for cash and a minority 10 percent interest in GML. In June, 1994, the Company sold its proprietary interests consisting of proprietary documents, studies, designs, analyses, drawings, proposals and projections related to
the  Mesquite Project    (see  Note 6), and GML sold the land
in  the  Mesquite
Project, all to Players International, Inc.

In October, 1995, the Majority Stockholder contributed 23 acres of land located in Henderson, Nevada, near an area commonly known as Green Valley, to the Company in consideration for the issuance of common stock (see Note 7). It is on this site that the Company is developing The Reserve Hotel & Casino, a safari-themed 225-room hotel and casino. Financing of the project has been provided in part by a construction and reducing revolving credit agreement entered into in January, 1996 (See Note 3).

On October 9, 1996, the Company was merged with and into Ameristar Casino Las Vegas, Inc. ("ACLVI"), a Nevada corporation and wholly owned subsidiary of Ameristar Casinos,
Inc.,  ("ACI") a          publicly-traded Nevada corporation.
Under the  terms  of  the
merger agreement, the Company's stockholders have the right to receive the net proceeds from the sale of 7.5 million shares of ACI's common stock that may be sold in an underwritten offering, subject to certain reducing adjustments aggregating $4.0 million. If an offering of at least 7.5 million shares is not completed by June 1, 1997, ACI instead will issue promissory notes to the Company's stockholders in an aggregate principal amount equal to 7.5 million multiplied by the 10-day-average closing  price  of ACI's
stock  for  the 10 trading days preceding  June  1,  1997,
subject   to  certain  reduction  adjustments  aggregating
$4.0
million.   Any  promissory notes issued as  merger
consideration will bear interest at an annual rate of 8.0 percent, payable monthly, and will mature on June 1, 2000. ACI will be able to prepay the notes at any time.

As of October 8, 1996, planned principal operations have not commenced. Accordingly, the Company has presented its financial statements as those of a development stage enterprise, in accordance with Statement of Financial Accounting Standards No. 7 -
"Accounting and Reporting by Development Stage Enterprises". Due to the extent of design changes being made to The Reserve Hotel & Casino, neither the Company nor ACI is currently in a position to provide information concerning the opening date or development budget for the project.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a.Cash and cash equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to
  be   cash
equivalents.   Such  investments  are  carried  at  cost  which
  approximates market value.
  b.Use of estimates
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect
  the  reported amounts   of   assets  and  liabilities  and
  disclosures   of contingent assets and liabilities at the
  date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  c.Construction   in   progress,   capitalized   interest
and
     preopening costs
  In conjunction with the development of The Reserve Hotel & Casino, the Company has incurred $19,526,000 of construction costs as of October 8, 1996. Costs incurred to date pertain primarily to the design and construction of the hotel tower and related facilities. As assets are completed and placed in service, the costs will be reclassified to the appropriate property and equipment category and depreciated over their estimated useful lives. The Company capitalizes construction period interest until the asset is substantially complete. No interest was capitalized prior to 1995. Capitalized interest totaled $25,000 in 1995 and $961,000 for the period from January 1 to October 8, 1996.
  Preopening costs consist primarily of salaries and related benefits and other operating costs incurred in connection with the development of The Reserve Hotel &
  Casino.   Such  costs will be expensed upon commencement of
  operations.
  d.Marketable securities
  Marketable securities held as of December 31, 1995 have been classified as "available for sale" as defined in Statement of Financial
  Accounting  Standards  No.  115,  "Accounting   for
  Certain   Investments   in   Debt   and   Equity
  Securities." Accordingly, unrealized holding gains and losses are recorded as a separate component of equity, and
  not recognized in  the statement                           of
  operations  until  the  underlying   marketable
  securities are sold. All of the marketable securities were sold in 1996, resulting in a realized loss of $1,600,000.

  e.Federal income taxes

  The Company has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporate income
  taxes, the   stockholders   of  the  Company  are   taxed
  on   their proportionate   share   of   the  Company's
  taxable   income. Therefore,  no provision or liability for
  federal income taxes has been included in the accompanying financial statements. Management believes
  that  the  impact  of  the  loss   of   S corporation status
  resulting from the
  merger described in  Note 1  will  not
  have a material impact on the Company's  financial position.

3.    LONG-TERM DEBT

On January 31, 1996, the Company entered into a Construction and Reducing Revolving Credit Agreement (the "Agreement") with a syndicated group of lenders.

Under  the terms of the Agreement, funding up to a maximum
amount
of $25,000,000 will be available to the Company for the exclusive use in the development, design and construction of
The Reserve Hotel  &  Casino.   Funding  will  be  provided  as
construction progresses, with interest payable monthly at the "base rate", defined as the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, plus 1.50 percentage points, prior to the first twelve months of full operations, thereafter changed to reflect the base rate
plus 1.375 percentage points.   Quarterly reductions  in  the
maximum outstanding balance will commence December 31, 1996, in the amount of $781,500 and continue on the last day of each quarter thereafter with the unpaid balance due November
30,  2000.   Amounts  due  under  the  Agreement
are
collateralized   by   a   first   deed   of    trust    on
the
real property and a security interest in any furnishings and fixtures, including all gaming related equipment.

The  Agreement  imposes  various  restrictions  on  the
Company, including  limitations on its ability to incur
additional  debt, commit   funds   for   capital   expenditures
and   shareholder distributions,  and  any reorganization or
sale  of  assets.
In
addition,   the  Agreement  contains  certain  financial
tests, including a minimum net worth and a minimum debt service coverage and leverage ratio.

Subsequent to October 8, 1996, in connection with the merger described in Note 1, the
outstanding balance under the Agreement was repaid by ACI.

4.LEASES

The Company has entered into a capital lease for the primary
sign for  the  property.   While the Company has taken
possession of certain components of the sign, it is not currently completed and has, accordingly, been included in construction in progress.

The lease term required a non-refundable deposit of $360,000 payable $120,000 at inception and 3 equal payments of $80,000 each commencing February 1, 1996. As of October 8, 1996, the last installment of $80,000 has not been paid and is included in construction contracts payable. The remaining amount due under the lease is $1,340,000 payable in 120 monthly installments of $17,340 which includes
principal and interest at a rate  of  9.5 percent.   The
Company is also responsible for property taxes, maintenance and insurance totaling $15,343 per month.

Future minimum lease payments required under this capitalized lease for the five years subsequent to October 8, 1996 are as follows:

          1997                               $  208,100
          1998                                  208,100
          1999                                  208,100
          2000                                  208,100
          2001                                  208,100
          Thereafter                          1,040,500
                                             ----------
                                              2,081,000
          Less amount representing interest    (741,000)
                                             ----------
          Present value of net minimum
             lease payments                  $1,340,000
                                             ==========

5.COMMITMENTS AND CONTINGENCIES

In conjunction with the development of The Reserve Hotel & Casino, the Company has executed certain construction and design contracts aggregating, as of October 8, 1996,
$20,829,000.   The terms of these contracts provide for
payments corresponding  to  the  stage  of  completion  of
the  various
contracts.   As  of October 8, 1996, a total of  $13,435,000
has been paid pursuant to these agreements.

The Company has executed long-term employment contracts with two of its senior executives. Included within these contracts is a provision that provides for severance pay at the rate of three and a half times the base salary of each of the executives in the event the executive is terminated without cause (as defined) within 24 months immediately following a change in control (as defined in the Nevada Gaming Control
Act) or the initial  public offering of the Company's stock.

The Company has been named in an action filed by the former owners of the land underlying the Mesquite, Nevada hotel and casino project described in Note 1 (the "Mesquite
Lawsuit").                                               In
connection with the merger described in Note 1, the stockholders of the Company have provided certain indemnifications to ACLVI and ACI, inclusive of any liabilities related to legal actions (as defined) asserted on or prior to October 9, 1996. Management believes the ultimate outcome of the Mesquite Lawsuit and other litigation pending against the Company in the normal course of business will not have a material adverse impact on the financial position or results of operations of the Company.

6.SALE OF INTEREST IN THE MESQUITE PROJECT

In conjunction with the sale to Players International, Inc. of certain proprietary interests related to the development of the Mesquite Project (see Note 1), the Company received $5 million in cash and an unsecured note for $3.2 million in
June, 1994.   The
note receivable, which provided for the payment of interest monthly at the rate of 9%, was paid in full in 1995, consistent with the terms of the note. The Company also received a warrant to purchase 100,000 (150,000 after a
subsequent  stock  split) shares   of
Players  International,  Inc.   common   stock            as
consideration  for  a covenant not to compete and  certain
other commitments.   The  warrant provides for  an  exercise
price as determined by a multiple of 120% of the closing market price of the stock on the date of the sale of the proprietary interests. The warrant becomes exercisable in increments of 37,500 (postsplit) shares beginning June, 1994 and continuing on each June thereafter through June, 1997. The warrant expires in June, 1999, if not previously exercised. The estimated value of the warrant received in consideration for the covenant not to compete is recorded in "Preopening costs and other assets" in the accompanying balance sheets.

Substantially all of the net proceeds from the sale of the Company's proprietary interests in the Mesquite Project as well as the warrant to purchase shares of Players
International, Inc. common stock were distributed to the Company's stockholders in 1995.

7.RELATED PARTY TRANSACTIONS

On April 12, 1995, an officer of the Company was issued 150 shares of nonrestricted common stock in consideration for past and future employment services. The issuance of shares was recorded as a capital contribution with a corresponding charge to general and administrative expenses
of $256,000.   This  amount approximates  the  book  value of
the shares at the date of issuance, which management of the Company believes represents their fair value.

On April 12, 1995, another officer of the Company was issued 100 shares of restricted common stock. Under the terms of the restricted share agreement, the shares would become vested and nonforfeitable only upon the occurrence of certain future events. As of December 31, 1995, the specified events had not occurred; accordingly, no compensation has been recorded for these shares. In 1996, the shares were forfeited in connection with the termination of the officer's employment.

On July 3, 1995, the Majority Stockholder contributed to the Company certain marketable securities, representing the common shares of a single, unrelated corporation, as consideration for 250 shares of the Company's common
stock.   The  marketable securities were recorded by the
Company at the fair market value of $6,940,000 as of the date of the contribution. As of October 8, 1996, all such securities have been sold by the Company.

On October 16, 1995, the Majority Stockholder transferred clear title and ownership in 23 acres of land on which The Reserve Hotel & Casino is being developed, as consideration for 4,400 shares of the Company's common stock, issued on April 12, 1995. The Company has recorded the land at the cost basis to the Majority Stockholder of $5,037,000 plus certain nominal costs incurred by the Company to properly transfer title.

The Majority Stockholder and one of the other officers of the Company received their compensation in 1994 and 1995 from an affiliated company for whom they also provided substantial employment services. This affiliated company, which is whollyowned by the Majority Shareholder, also provided, at no cost to the Company, certain office space, office equipment and supplies in 1994, 1995 and 1996.

Beginning in June 1996, the Company provided office space to an affiliate at no charge to the affiliate. Also in 1996, the Company paid certain personal costs incurred by the
Majority Stockholder   totaling  $126,000,  which  is
reflected   as   a "receivable   from  majority  stockholder"
in  the  accompanying balance sheet as of October 8, 1996.

Item 7.(b) Pro Forma Financial Information
                     AMERISTAR CASINOS, INC.
                PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS

      The accompanying pro forma financial statements present pro forma financial information for Ameristar Casinos, Inc. ("ACI") on a consolidated basis giving effect to the October 9, 1996 merger of Gem Gaming, Inc. ("Gem") with and into a wholly owned subsidiary of ACI. Under the terms of the merger agreement, ACI agreed to pay to the stockholders of Gem the net proceeds of a future stock offering by ACI, subject to certain adjustments, or, if such an offering is not completed by June 1, 1997, to issue to the Gem stockholders three-year promissory notes in an amount to be determined by an agreed-upon formula based on the 10-day average trading price of ACI common stock as of June 1, 1997. Such notes would bear interest at 8.0% per annum, payable monthly.

      The actual amount of merger consideration to the Gem stockholders is currently indeterminate and may differ materially from the amount assumed in the accompanying pro forma financial statements. The terms of the merger agreement pursuant to which the amount of the merger consideration will be determined are described in ACI's Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 1996.
     The accompanying pro forma balance sheet as of September 30, 1996 has been presented on the assumption that the merger occurred on September 30, 1996, and on the further assumption that ACI had issued promissory notes to the Gem stockholders on September 30, 1996 in the principal amount of
$35,375,000.         The
accompanying pro forma income statements for the year ended December 31, 1995 and the nine months ended September 30, 1996 have been presented on the assumption that the merger occurred on January 1, 1995, and on the further assumption that ACI had issued promissory notes to the Gem stockholders on January 1, 1995 in the principal amount of $35,375,000.
In both cases, the principal amount of the promissory notes has been determined using an assumed per share value for ACI common stock of $5.25 multiplied by 7.5 million and an assumed formula reduction adjustment aggregating $4.0 million. In the case of the pro forma income statements only, it has been assumed that interest began accruing on the promissory notes to the Gem stockholders commencing August 1, 1995.

      The merger will be accounted for as a purchase of Gem's assets and assumption of Gem's liabilities by ACI.
      The pro forma balance sheet at September 30, 1996 reflects data from the audited Gem balance sheet at October 8, 1996, and the pro forma statement of income for the nine months ended September 30, 1996 reflects data from the audited Gem statement of operations for the period from January 1, 1996 through October 8, 1996. Management of ACI does not believe that the use of the actual Gem financial data at September 30, 1996 and the nine months then ended would result in any material changes to the following pro forma financial statements.
      These pro forma financial statements are not necessarily indicative of the results that will be achieved  for  future periods  as a result of the combination
of ACI and Gem,  in  part because   the   amount
of  the  merger  consideration   remains
indeterminate.   These  pro forma financial  statements  and
the related notes thereto should be read in conjunction with the historical financial statements of ACI and Gem.


                     AMERISTAR CASINOS, INC.
        PRO FORMA BALANCE SHEET AS OF SEPTEMBER 30, 1996
                         (IN THOUSANDS)
                         Historical Amounts          Pro Forma     Adjusted
                         ACI       Gem      Total   Adjustments(1)  Total

Current assets:
  Cash and cash
    equivalents      $ 11,008    $   20  $ 11,028                 $ 11,028
Other current assets    9,444       126     9,570                    9,570
                     --------    ------  --------                 --------
     Total current
      assets           20,452       146    20,598                   20,598

Land                   14,989     5,052    20,041  1,948 (1)        21,989
Property, equipment and
 leasehold interests,
 net                  175,401    19,526   194,927                  194,927
Preopening costs        1,341     1,873     3,214                    3,214
Other assets            2,027      -        2,027                    2,027
Excess of purchase
 price over fair market
 value of net assets
      acquired           -         -         -       22,686(1),(5)   22,686
                    ---------   -------  --------  --------       ---------
Total Assets        $ 214,210   $26,597  $240,807  $ 24,634       $ 265,441
                    =========   =======  ========  ========       =========
Current liabilities:
  Current maturities of
   long-term debt and
   obligations under
   capital leases   $   7,240   $   189  $  7,429                   $ 7,429
  Other current
   liabilities         24,083     2,434    26,517    (1,100)(2)      25,417
                    ---------   -------   -------    ------         -------
     Total current
      liabilities      31,323     2,623    33,946    (1,100)         32,846
Deferred income taxes   5,904      -        5,904       682 (1)       6,586
ACI Revolving Credit
Facility               86,500      -       86,500    12,500 (2)      99,000
Obligations to Gem
stockholders             -         -         -       35,375 (1)      35,375
Other long-term debt
 and obligations under
 capital leases        19,865    12,551    32,416   (11,400)(2)      21,016
                     --------   -------   -------   -------        --------
Total liabilities     143,592    15,174   158,766    36,057         194,823
                     --------   -------   -------   -------        --------
Stockholders' equity:
  Preferred stock        -         -         -                         -
  Common stock            204    12,249    12,453   (12,249)(3)         204
  Additional paid-in
   capital             43,043      -       43,043                    43,043
                     --------    ------   -------   -------         -------
  Retained earnings    27,371      (826)   26,545       826 (3)      27,371
     Total
      stockholders'
      equity           70,618    11,423    82,041   (11,423)         70,618
                     --------    ------   -------   -------         -------
Total Liabilities
 and Stockholders'
 Equity              $214,210 $ 26,597 $ 240,807  $ 24,634        $ 265,441
                     ======== ======== =========  ========        =========

 The accompanying notes should be read in conjunction with
                 these pro forma financial statements.


                     AMERISTAR CASINOS, INC. PRO
                      FORMA STATEMENT OF INCOME
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

                              Historical Amounts      Pro Forma          Adjusted
                          ACI       Gem     Total   Adjustments (1)        Total

Operating revenues     $142,170  $   -    $142,170                     $ 142,170
                       --------  -------  --------                     ---------
Operating costs and
expenses:
  Departmental expenses  75,790      -      75,790                        75,790
  Selling, general and
   administrative        27,631      -      27,631        158 (4)         27,789
  Depreciation and
   amortization          10,575      -      10,575            (5)         10,575
  Preopening costs        6,147      -       6,147                         6,147
  Other                   8,030      -       8,030                         8,030
                       --------  -------  --------     ------           ---------
     Total operating
      costs and
      expenses          128,173      -     128,173        158            128,331
                       --------  -------  --------    -------           --------
     Income from
      operations         13,997      -      13,997       (158)            13,839

Other income (expense):
  Interest and dividend
   income                   311       27       338                           338
  Interest expense       (5,602)     -      (5,602)    (1,563)(6&7)       (7,165)
  Other                      63   (1,600)   (1,537)                       (1,537)
                       --------  -------   -------     ------             ------
Income (loss) before
      income taxes        8,769   (1,573)    7,196     (1,721)             5,475

  Income tax provision
   (benefit)              3,198      -       3,198     (1,153) (8)         2,045
                       --------  -------    ------    -------            -------
Net income (loss)       $ 5,571  $(1,573)   $3,998    $  (568)           $ 3,430
                       ========  =======    ======    =======            =======
Earnings per share      $  0.27                                          $  0.17
                       ========                                          =======
Weighted average
 shares outstanding      20,360                                           20,360
                       ========                                          =======

 The accompanying notes should be read in conjunction with
                 these pro forma financial statements.



                     AMERISTAR CASINOS, INC.
                  PRO FORMA STATEMENT OF INCOME FOR THE YEAR ENDED
              DECEMBER 31, 1995 (IN THOUSANDS, EXCEPT PER SHARE DATA)

                            Historical Amounts       Pro Forma         Adjusted
                          ACI     Gem     Total   Adjustments (1)        Total

Operating revenues     $123,867  $  -   $ 123,867                      $ 123,867
                       --------  -----  ---------                      ---------
Operating costs and
 expenses:
  Departmental expenses  66,865     -      66,865                         66,865
  Selling, general and
   administrative        20,237    256     20,493     210 (4)             20,703
  Depreciation and
   amortization           9,721    -        9,721         (5)              9,721
  Other                   8,960    -        8,960                          8,960
                       --------  -----   --------   -----              --------
     Total operating
      costs and
      expenses          105,783    256    106,039     210                106,249
                       --------  -----   --------   -----              ---------
     Income (loss) from
      operations         18,084   (256)    17,828    (210)                17,618

Other income (expense):
  Interest and dividend
   income                   205    363        568                            568
  Interest expense       (3,958)   -       (3,958) (1,089)(6&7)            5,047)
  Other                     -      490        490                            490
                       --------  -----   --------  ------              ---------
Income before income
      taxes              14,331    597     14,928  (1,299)                13,629

  Income tax provision    5,236    -        5,236    (246)(8)              4,990
                       --------  -----   --------  ------               --------
Income before
   extraordinary loss     9,095    597     9,692   (1,053)                 8,639

  Extraordinary loss on
   early retirement of
   debt, net of income
   tax benefit of $354    (657)    -        (657)     -                     (657)
                       -------  -----    -------  -------                -------
Net income             $ 8,438  $ 597    $ 9,035  $(1,053)               $ 7,982
                       =======  =====    =======  =======                =======

Earnings per share:
  Income before
   extraordinary loss   $0.45                                             $ 0.42
  Extraordinary loss    (0.03)                                             (0.03)
                        -----                                             ------
  Net income            $0.41                                             $ 0.39
                        =====                                             ======
Weighted average
 shares outstanding    20,360                                             20,360
                       ======                                             ======

 The accompanying notes should be read in conjunction with
                 these pro forma financial statements.


                     AMERISTAR CASINOS, INC.
            Notes to Pro Forma Financial Statements


1.   Reflects  the  merger of Gem Gaming, Inc. with  and  into
a
     wholly owned subsidiary of ACI, assuming this transaction occurred on September 30, 1996 and further reflects the issuance of $35,375,000 in promissory notes with interest commencing as of June 1, 1997 as
     consideration for  Gem  and retirement   of  the
     outstanding  shares   of   Gem.    The application  of
     purchase accounting results in the write-up of land owned by Gem by $1,948,000 to reflect its estimated market value on October 9, 1996, and an associated deferred tax liability of $682,000. The amount of $22,686,000 is recorded as excess of purchase price over fair market value of net assets acquired. The pro forma income statements for the year ended December 31, 1995 and the nine months ended September 30, 1996, have been prepared on the assumption the merger occurred on January 1, 1995 and the issuance of the promissory notes also occurred on January 1, 1995.

2. In connection with the Gem merger, ACI drew the remaining
     $12,500,000 on its Revolving Credit Facility. The proceeds were used to retire the $11,400,000 of Gem debt and to pay approximately $1,100,000 in construction contracts payable relating to the development of Ameristar Council Bluffs.

3.   Eliminates the historical equity of Gem.

4. Adjustment reflects additional compensation expense to a
     certain executive of Gem, who upon consummation of the acquisition, has assumed corporate-level responsibilities with ACI. Compensation for this executive paid by Gem in 1996 was capitalized as a preopening cost. Compensation to this individual was paid to him by an affiliate of Gem in 1995.

5.   No depreciation expense is reflected as The Reserve Hotel
&
     Casino has not commenced operations. Amortization related to the "excess of purchase price over fair market value of net assets acquired" will be recorded over the estimated 40 year depreciable life of the building.

6.   Reflects interest expense assuming notes are issued to
Gem's
     stockholders with interest payable monthly at 8% per
     annum, net  of  capitalized interest (see Note 7).   For
     the year ended December 31, 1995, interest expense of $1,179,000 is reflected for five months, as the merger agreement defers the commencement of interest for approximately seven months. Interest expense of $2,123,000 is accrued for the entire nine-month period ended September 30, 1996.

7. Reflects additional capitalized interest of $90,000 for the year ended December 31, 1995 and $560,000 for the nine months ended September 30, 1996 that would have been recorded by ACI if the merger had occurred January 1, 1995, due to construction of The Reserve Hotel & Casino.

8. Adjustment reflects a provision (benefit) for federal income taxes, at the federal statutory corporate rate of 35 percent, as if Gem had been a tax paying entity for the periods presented. In addition, the provision for income taxes has been adjusted for the impact of other pro forma adjustments, using the federal statutory rate.

                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     AMERISTAR CASINOS, INC.
                          (Registrant)
Date:  December 23, 1996
                               By:  /s/ Thomas Steinbauer
                                    Thomas Steinbauer,
                                    Senior Vice President and
                                    Chief Financial Officer

                     INDEX TO EXHIBITS

            Exhibit                               Method of Filing
-----------------------------------      --------------------------------

23.1 Consent of Arthur Andersen LLP.      Filed herewith electronically.